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Sarbanes - Oxley Certification

Banc of America Mortgage 2008-A Trust
Mortgage Pass-Through Certificates,
Series 2008-A

            I, Steve Bailey, a Managing Director of Bank of America, National Association (the "Servicer"), certify that:

1.    I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Banc of America Mortgage 2008-A Trust (the "Exchange Act Periodic Reports");

2.    Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.    Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

4.    I am responsible for reviewing the activities performed by the Servicer and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports in respect of Item 1122(d)(4)(vii) of the Applicable servicing Criteria, the Servicer has fulfilled its obligations under the pooling and servicing agreement, dated January 28, 2008, among Banc of America Mortgage Securities, Inc., as depositor, LaSalle Bank National Association, as securities administrator, U.S. Bank National Association, as trustee, and the Servicer, in all material respects; and

5.    All of the reports on assessment of compliance with the servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

      In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated party: U.S. Bank National Association.

Dated:  March 4, 2009

By:	/s/ Steve Bailey
Name: Steve Bailey
Title: Managing Director
(senior officer in charge of the servicing function of the Servicer)

32-17-2208NSB   11-2006